Exhibit (h)(4)

Exhibit A to the Fund Administration Servicing Agreement

Series where Fee Schedule Exhibit C applies

Innovator IBD® 50 ETF (formerly, Innovator IBD® 50 Fund)

Innovator IBD® ETF Leaders ETF

Innovator Loup Frontier Tech ETF

Series where Fee Schedule Exhibit C-1 applies

Innovator S&P 500 Enhance and Buffer ETF (Series)

Innovator S&P 500 Ultra ETF

Series where Fee Schedule Exhibit C-2 applies

Innovator S&P 500 Buffer ETF (Series)

Innovator S&P 500 Buffer

Series where Fee Schedule Exhibit C-3 applies

Innovator S&P 500 Power Buffer ETF (Series)

Innovator S&P 500 Power Buffer ETF

Series where Fee Schedule Exhibit C-4 applies

Innovator S&P 500 Ultra ETF (Series)

Innovator S&P 500 Ultra Buffer ETF